UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 24, 2002

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200,
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name, Former Address, and Former Fiscal Year, If Changed Since Last Report)

Item 5. Other Events.

On October 30, 2002, Registrant issued the following press release:

Penn Virginia Resource Partners, L.P.

One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact: A. James Dearlove, Chief Executive Officer

(610) 687-8900 Fax (610) 687-3688 E-Mail: invest@pvresource.com

PENN VIRGINIA RESOURCE PARTNERS, L.P. ELECTS NEW DIRECTOR

RADNOR, Pa., October 30, 2002 - Penn Virginia Resource Partners, L.P. (NYSE: PVR) announced today that Frank A. Pici was elected to the Board of Directors of Penn Virginia Resource GP, LLC, PVR's general partner, on October 24, 2002. Mr. Pici also currently serves as the Vice President and Chief Financial Officer of the general partner.

A. James Dearlove, Chief Executive Officer, said "Frank's financial and business expertise will be an asset to the Board, and we welcome him as a director."

*****

PVR was formed by Penn Virginia Corporation (NYSE: PVA) to manage coal properties currently in the Central Appalachian region of the United States. PVR also provides fee-based coal preparation and transportation facilities to some of its lessees to enhance their production levels and to generate additional coal services revenues. In addition to the coal business, PVR generates revenues from the sale of timber growing on its properties. PVR is headquartered in Radnor, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2002	PENN VIRGINIA RESOURCE PARTNERS, L.P.
By: Penn Virginia Resource GP, LLC , General Partner

Name	By:/s/ Nancy M. Snyder
Title:	Nancy M. Snyder Vice President